UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CHINA INTEGRATED ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHINA INTEGRATED ENERGY, INC.

Dongxin Century Square, 7 th Floor
Hi-Tech Development District
Xi’an, Shaanxi Province, People’s Republic of China 710043

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
to be held on November 18, 2010

TO THE STOCKHOLDERS OF CHINA INTEGRATED ENERGY, INC.:

The 2010 Annual Meeting of the stockholders of China Integrated Energy, Inc., a Delaware corporation (“Company”), will be held on November 18, 2010, at 10:00 a.m. PRC Time, at the biodiesel production facility of the Company, Xiaobeibao Plant, Yaozhou District, Tongchuan City, Shaanxi Province, People’s Republic of China, for the following purposes:

1. To elect five (5) directors;

2. To ratify the appointment of Sherb & Co., LLP, as Company’s independent accountants, for the fiscal year ending December 31, 2010; and

3. To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement, providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this notice.

By Order of the Board of Directors,

/s/ Xincheng Gao
Xincheng Gao
Chief Executive Officer

Dated: October 8, 2010

IMPORTANT

Whether you expect to attend the Annual Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope . If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or nevertheless vote in person at the Annual Meeting.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the nominee holder how to vote, by marking your proxy card.

China Integrated Energy, Inc.

Dongxin Century Square, 7 th Floor
Hi-Tech Development District
Xi’an, Shaanxi Province, People’s Republic of China 710043

PROXY STATEMENT
for
2010 Annual Meeting of Stockholders
to be held on November 18, 2010

PROXY SOLICITATION

China Integrated Energy, Inc., a Delaware company (the “Company”) is soliciting proxies on behalf of the Board of Directors in connection with the annual meeting of stockholders on November 18, 2010 and at any adjournment thereof.  The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to stockholders.  Proxies may be solicited through the mails or direct communication with certain stockholders or their representatives by Company officers, directors, or employees, who will receive no additional compensation therefor.

October 19, 2010 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of October 6, 2010, the record date for the meeting, Company had outstanding 33,830,091 shares of Common Stock, being the class of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote.

Procedures for Voting or Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided .  The persons authorized by any of those means to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy.  You may revoke any proxy by notifying Company in writing at the above address, ATTN:  Secretary, or by voting a subsequent proxy or in person at the meeting .

Attending the Meeting

You may obtain directions to the meeting at www.chinaintegratedenergy.com or by writing to Company at the above address, ATTN:  Secretary.  If you attend the meeting, you may vote there in person, regardless whether you have voted by any of the other means mentioned in the preceding paragraph.

Required Votes

Directors are elected by a plurality of votes cast.  A majority of votes cast is required to approve each other matter to be considered at the meeting.  Abstentions and broker non-votes have no effect on the proposals being voted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock, as of October 6, 2010, by each of Company’s directors and executive officers; all executive officers and directors as a group, and each person known to Company to own beneficially more than 5% of Company’s Common Stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is c/o China Integrated Energy, Inc., Dongxin Century Square, 7th Floor, Hi-Tech Development District, Xi’an, Shaanxi Province, People’s Republic of China, 710043.

Name of Beneficial Owner	Number of Shares (1)	Percent of Class (2)(3)

Redsky Group Limited (4)	22,027,345	64.9%

Xincheng Gao (5)	22,027,345	64.9%

Albert C. Pu (6)	45,000	*

Gaihong Li (7)	60,100	*

Larry Goldman (8)	35,000	*

Wenbing Christopher Wang (8)	35,000	*

Junrong Guo	—	—

Vision Capital Advisors, LLC (9)	3,411,652	9.6%

All Directors and Executive Officers, as a group (6 persons)	22,202,445	65.5%

* Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities anticipated to be exercisable or convertible at or within 60 days of October 6, 2010, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2) Based upon 33,830,091 shares of Common Stock issued and outstanding as of October 6, 2010.

(3) In determining the percent of our common stock owned by a person or entity on October 6, 2010 (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days of October 6, 2010 on exercise of outstanding warrants and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of our common stock outstanding on that date October 6, 2010, plus (ii) the total number of shares that the beneficial owner may acquire on conversion of preferred stock and on exercise of warrants and options.

(4) The business address of Redsky Group Limited is P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands. Mr. Xincheng Gao, the sole director of Redsky Group Limited, has dispositive and voting power over the Shares.

(5) Includes (i) 21,937,345 shares of common stock beneficially owned by Redsky Group Limited, over which Mr. Gao, as the sole director of Redsky Group Limited has voting and dispositive power, and (ii) an option to purchase up to 90,000 shares of common stock which is fully vested and exercisable.

(6) Includes an option to purchase up to 45,000 shares of common stock which is fully vested and exercisable.

(7) Includes 100 shares of common stock and an option to purchase up to 60,000 shares of common stock which is fully vested and exercisable.

(8) Includes options to purchase up to 35,000 shares of common stock which are fully vested and exercisable.

(9) Includes 1,631,578 shares issuable upon conversion or exercise of derivative securities within the next 60 days. Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G/A group filing by Vision Capital Advisors, LLC, which included Vision Opportunity Master Fund, Ltd. (VOMF) and Vision Capital Advantage Fund, L.P. (VCAF), with the SEC on February 17, 2010. VOMF and VCAF are deemed to be affiliates of each other and Vision Capital Advisors and beneficially own, in the aggregate, approximately 9.9% of the shares of the Company’s common stock, which includes securities exercisable and convertible into shares of common stock.  The principal business office of VCAF is 20 West 55th Street, 5th Floor, New York, New York 10019. The principal business office of VOMF is Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9007, Cayman Islands. Mr. Adam Benowitz and Vision Capital Advisors, LLC may be deemed to share with Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, L.P. voting and dispositive power with respect to the shares. Pursuant to the terms of the Series A-1 and A-2 Warrants and the Certificate of Designation for each of the series A and series B preferred stock, at no time may VOMF and VCAF convert their shares of preferred stock into shares of common stock if the conversion would result in VOMF and VCAF together beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.9% of our then issued and outstanding shares of common stock; provided, however, that upon providing us with sixty-one days’ notice that VOMF and VCAF wish to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the series A or series B preferred stock referenced in the waiver notice. Similarly under the terms of the Series A-1 and Series A-2 Warrants, at no time may VOMF and VCAF exercise the warrant if the exercise would result in VOMF and VCAF together beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.9% of our then issued and outstanding shares of common stock; provided, however, that upon providing us with sixty-one days’ notice that VOMF and VCAF wish to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the shares referenced in the waiver notice. The 9.9% beneficial ownership limitation does not prevent VOMF and VCAF from selling some of their holdings and then receiving additional shares. Accordingly, each of VOMF and VCAF could exercise and sell more than 9.9% of our common stock without ever at any one time holding more than this limit.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board of Directors has nominated the persons identified below for election as directors, to serve until the earlier of the next annual meeting, when their successors have been elected and qualified, their resignation or their termination prior to the next annual meeting.  If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Name	Age	Other positions with Company; other directorships held in last five years	Has served as Company director since

Xincheng Gao	47	Chief Executive Officer, President and Chairman	October 23, 2007

Gaihong Li	33	Executive Vice President, Controller and Director	December 9, 2007

Larry Goldman	54
Independent Non-Executive Director. OTHER DIRECTORSHIPS:  Independent Director of Winner Medical Group Inc. (NASDAQ:WWIN); Wonder Auto Tech, Inc. (NASDAQ:WATG); China Advanced Construction Material (NASDAQ:CADC); and China GengSheng Minerals Inc.(AMEX:CHGS)
			November 17, 2008

Wenbing Christopher Wang	39
Independent Non-Executive Director. OTHER DIRECTORSHIPS:  Director of Fushi Copperweld, Inc. (NASDAQ:FSIN).  Independent Director of General Steel Holding Inc. (NYSE:GSI); Orient Paper, Inc. (NYSE AMEX: ONP); and Energroup Holdings Corporation (OTCBB:ENHD)
			November 17, 2008

Junrong Guo	46	Independent Non-Executive Director	November 17, 2008

The business experience during at least the last five years of each of these individuals is as follows:

Xincheng Gao, Chairman, Chief Executive Officer and President.  Mr. Gao has served as our Chairman, Chief Executive Officer and President since October 23, 2007. Mr. Gao has extensive experience in the research and marketing of oil products. In November 1999, Mr. Gao founded Xi’an Baorun Industrial Development Co., Ltd. (Xi’an Baorun Industrial) to sell finished oil products and heavy oil products. Prior to founding of Xi’an Baorun Industrial, Mr Gao worked in the Oil and Chemical Department of Shaanxi Province that oversaw the oil industry; and worked in Zhongtian Oil and Chemical Group in charge of R&D and marketing. Mr. Gao received a B.S. in Mechanical Engineering from Xi’an University of Technology in 1985 and an E.M.B.A. from Xi’an Jiaotong University in 2004.

Gaihong Li, Executive Vice President, Controller and Director.  Ms. Li has served as our Executive Vice President since June 2009, and as Controller since May 12, 2009. Ms. Li served as our Chief Financial Officer from October 23, 2007 until May 12, 2009, and has served as a member of our board of directors since December 9, 2007. Ms. Li has also served as Financial Controller of Xi’an Baorun Industrial since September 2005. Ms. Li has more than ten years of experience in the oil industry. From August 2000 until Ms. Li joined Xi’an Baorun Industrial in September 2005, Ms. Li served as Chief Financial Officer of Xi’an Dongfang Oil Group Co., Ltd., which is located in China and engages in the business of oil production. Ms. Li obtained a B.S. degree in Accounting from Xi’an Northwest University in 1997, and is currently studying to obtain an E.M.B.A. degree in Business Administration from Xi’an Jiaotong University.

Larry Goldman, Independent Director.   Mr. Goldman has served as an independent director since November 17, 2008.  Mr. Goldman is a certified public accountant with over 30 years of auditing, consulting and technical experience and from October 2007 to the present time works as a consultant providing CFO support to various US listed public companies. Mr. Goldman served from May 2006 to October 2007 as the Treasurer and Acting Chief Financial Officer of Thorium Power, Ltd. (NASDAQ: THPW). Prior to joining Thorium Power, Ltd. Mr. Goldman worked as the Chief Financial Officer, Treasurer and Vice President of Finance of WinWin Gaming, Inc. (OTCBB: WNWN), a multi-media developer and publisher of sports, lottery and other games. Prior to joining WinWin in October 2004, Mr. Goldman was a partner at Livingston Wachtell & Co., LLP and had been with that firm for the past 19 years auditing public companies. Mr. Goldman is also an independent director and audit committee chairman of Winner Medical Group Inc. (NASDAQ: WWIN), a China based manufacturer of medical disposable products and surgical dressings; Wonder Auto Tech, Inc. (NASDAQ:WATG), a leading manufacturer of automotive electrics, suspension products and engine accessories in China; China Advanced Construction Material (NASDAQ:CADC), a leading producer and supplier of ready mix cement and China GengSheng Minerals Inc.(AMEX:CHGS) a developer and manufacturer of mineral based industrial material products. Mr. Goldman has extensive experience in both auditing and consulting with public companies, and has experience providing accounting and consulting services to the Asian marketplace for almost 10 years, having also audited several US listed Chinese public companies.

Wenbing Christopher Wang, Independent Director. Mr. Wang has served as an independent director since November 17, 2008.  Mr. Wang currently serves as Interim Chief Financial Officer, President and a director of Fushi Copperweld, Inc. (“Fushi”).  Prior to joining Fushi, from November 2004 to March 2005, Mr. Wang served as an Executive Vice President of Redwood Capital, Inc., with a specific focus on providing strategic and financial advisory services to China based clients seeking access to the U.S. capital markets. From October 2002 to September 2004, Mr. Wang served as Assistant VP of Portfolio Management at China Century Investment Corporation. Mr. Wang worked for Credit Suisse First Boston (HK) Ltd as an investment banking summer associate in 2001. From 1999 to 2000, Mr. Wang worked for VCChina as Management Analyst. Mr. Wang is also an independent director of General Steel Holding Inc. (NYSE: GSI), which through its subsidiaries engages in the manufacture and sales of steel products in the People’s Republic of China; Orient Paper, Inc. (NYSE AMEX: ONP), which engages in the production and distribution of paper and paper products in the People’s Republic of China; and Energroup Holdings Corporation (OTCBB:ENHD), which engages in the production, packaging, sales, marketing and distribution of fresh and processed meat products in the People’s Republic of China. Fluent in both English and Chinese, Mr. Wang holds an MBA in Finance and Corporate Accounting from Simon Business School of University of Rochester. Mr. Wang offers the Company significant financial, strategic and management expertise. He also brings a wealth of knowledge having served as an independent director of various public companies with operation in the PRC.

Junrong Guo, Independent Director.  Mr. Guo has served as an independent director since November 17, 2008.  Mr. Guo is a professional researcher in the forestry field. Since June 2003, Mr. Guo has engaged in research and development in the forestry resources with Shaanxi Forest Researching & Planning Institute, Mr. Guo served as director of Shaanxi Forest Institute from 1999 to 2000, and director of Shaanxi Ginkgo Research Institute from 1997 to 1999. Through his work experience Mr. Guo participated in the projects such like National Key Scientific & Technological Projects, Shaanxi Government Key Scientific & Technological Projects, Shaanxi Forest & Agricultural Key Projects, Yanglin Youth Scientific & Technological Projects, among of which gained Shaanxi Scientific & Technological Progress Awards. Mr. Guo has been granted honors and awards including Shaanxi New Century Talent, Specialist to Enjoy the State Subsidies’ in 2004, Evaluation Committee of Shaanxi Scientific & Technological Progress Award from 2005 to 2008 and Professional Researcher in 2006, Shaanxi Agricultural Expert in 2008. With his expertise in forestry, Mr. Guo continues working with the Company to explore various feedstocks for the Company’s biodiesel production.

The business experience during the last five years of the Company’s other executive officer is as follows:

Albert C. Pu, Chief Financial Officer.  Mr. Pu has served as our Chief Financial Officer since May 12, 2009. Mr. Pu joined the Company in February 2009 initially as the vice president of finance. Prior to joining the Company, from 2005 through 2009, Mr. Pu served as global controller of Amphenol Corporation Industrial Operations, a division of Amphenol Corporation (NYSE:APH), a U.S. based multi-national manufacturing company specializing in interconnect systems, where he was in charge of facilities in the U.S., Mexico and China. From 2004 through 2005, Mr. Pu was the director of finance of Endicott Interconnect Technologies, Inc., a U.S.-based company specializing in high-end interconnect technologies for industrial and military applications. Mr. Pu also serves as an independent director and audit committee chairman of Sino Clean Energy, Inc. (NASDAQ: SCEI), a China based manufacturer and distributor of coal-water mixture. Mr. Pu has over 21 years of financial management, accounting, and audit experience. Mr. Pu has a B.S. in Accounting from the State University of New York, Institute of Technology in 1990. He is a New York State Certified Public Accountant.

No director or executive officer is related to any other director or executive officer.

The Board of Directors has determined that Larry Goldman, Wenbing Christopher Wang, and Junrong Guo are “independent” under the current independence standards of Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and meet the criteria for independence set forth in Rule 10A(m)(3) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)

Board Operations

Mr. Xincheng Gao holds the positions of principal executive officer and chairman of the Board of Company.  The Board of Directors believes that Mr. Gao’s service as both chairman of the Board and chief executive officer is in the best interest of the Company and its stockholders. Mr. Gao possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers.

The Board has not designated a lead director.  Given the limited number of directors comprising the board, the independent directors, between board meetings, communicate with management and one another directly.  Under the circumstances, the directors believe that designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

 The Board of Directors receives regular reports from the chief executive officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the Board additionally is charged under its Charter with monitoring of the Company’s internal controls systems, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a Committee of the Board receives a report involving risk identification, risk management or risk mitigation, the Chairman of the Committee reports on that discussion, as appropriate, to the full Board during the next Board meeting.

The Board of Directors held five meetings during 2009.  During 2009, no director attended fewer than 75% of the meetings of the Board of Directors and Board committees of which the director was a member.

It is the policy of the Board of Directors that all directors should attend the annual meetings in person or by teleconference.  The 2010 Annual Meeting is the first annual meeting being held by the Company since its common stock began trading on the Nasdaq Capital Market on June 26, 2009.  The Board has adopted a code of ethics applicable to Company’s directors, officers, and employees.  The code of ethics is available at Company’s website, www.chinaintegratedenergy.com.

Board Committees

The Board of Directors has standing audit, compensation, and nominating committees, comprised solely of independent directors.  Each committee has a charter, which is available at the Company’s website, www.chinaintegratedenergy.com.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, engages Company’s independent accountants, reviewing their independence and performance; reviews the Company’s financial disclosure, financial statements, and accounting principles, policies, and practices, scope and results of the annual audit, and internal audit processes; reviews the internal control report prepared by management and the independent accountants’ attestation, and report, on the assessment made by management; reviews and approves related party transactions; and establishes and reviews procedures for receipt and handling of reports regarding questionable accounting or financial matters.  The Audit Committee held four meetings during 2009.

The members of the Audit Committee are Larry Goldman, Chair, Wenbing Christopher Wang, and Junrong Guo. We have also determined that each of the members of the Audit Committee is “independent” under the current independence standards of Rule 5606(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and meets the independence criteria set forth in Rule 10A(m)(3) of the U.S. Securities Exchange Act of 1934, as amended. The Board has determined that Larry Goldman is an audit committee financial expert as defined in SEC rules.

Audit Committee Report

With respect to the audit of  Company’s financial statements for the year ended December 31, 2009, the Audit Committee:
•	has reviewed and discussed the audited financial statements with management;
•
has discussed with Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2009.

Larry Goldman, Chair

Wenbing Christopher Wang

Junrong Guo

Compensation Committee

The Compensation Committee reviews annually the Company’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; make recommendations to the Board of Directors regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board of Directors with respect to non-CEO and non-CFO compensation and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.  The chief executive officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. Our executive officers do not play a role in suggesting their own salaries. Neither the company nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.  The Compensation Committee held one meeting during 2009.

The members of the Compensation Committee are Wenbing Christopher Wang, Chair, Larry Goldman, and Junrong Guo.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board of Directors in identifying and recommending qualified individuals to the Board as its nominees for election as directors, in determining the composition of the Board, and in assessing the Board’s effectiveness.  The Nominating and Corporate Governance Committee held one meeting during 2009.

The members of the Nominating and Corporate Governance Committee are Junrong Guo, Chair, Larry Goldman, and Wenbing Christopher Wang. The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board of Directors are required to have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the listing standards of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o China Integrated Energy, Inc., Dongxin Century Square, 7th Floor, Hi-Tech Development District, Xi’an, Shaanxi Province, People’s Republic of China, 710043. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications.  The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience.  Depending upon the current needs of the Board, certain factors may be weighed more or less heavily.  In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons.  The directors will not evaluate candidates differently based on who has made the recommendation.

Stockholder Communications

Stockholders can mail communications to the Board of Directors, c/o Secretary, China Integrated Energy, Inc., Dongxin Century Square, 7th Floor, Hi-Tech Development District, Xi’an, Shaanxi Province, People’s Republic of China, 710043, who will forward the correspondence to each addressee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of the reports to Company.  Based solely on the Company’s review of copies of such forms, the Company believes that during 2009, all such reports were filed timely, except that Redsky Group Limited and Mr. Gao did not file a Form 4 reflecting the private sale of 517,200 shares of Redsky Group’s common stock, which occurred on September 10, 2009.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers for each of the two fiscal years in the period ended December 31, 2009.

FISCAL 2009 COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Xincheng Gao (Principal	2009	$44,000	$10,000	-	-	-	-	-	$54,000
Executive Officer)	2008	$40,000	$10,000	-	-	-	-	-	$50,000

During each of the last two completed fiscal years, none of our other executive officers had total compensation greater than $100,000. Our executive officers are reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

The following employment agreements were entered into by us and the following executive officers:

Xincheng Gao

Xi’an Baorun Industrial entered into an employment agreement with Mr. Xincheng Gao to employ him as its chairman, effective as of October 23, 2007. The agreement will expire on October 22, 2010, and may be renewed for an additional term of three years. Mr. Gao is entitled to a base monthly salary in an amount of $800. Xi’an Baorun Industrial also pays premiums for Mr. Gao for pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations. Xi’an Baorun Industrial has a right to adjust the salary and welfare benefits of Mr. Gao appropriately based on his capability, experience, attitude, performance, achievement, working-age and position as well as its salary and position adjustment policies and business conditions. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein. In connection with the agreement, Mr. Gao also executed a confidentiality and non-competition agreement. In the event of a major change in objective circumstances, which includes the merger of Xi’an Baorun Industrial into another business entity, or the sale, or transfer by Xi’an Baorun Industrial of a substantial portion of its assets to others, Xi’an Baorun Industrial may terminate this agreement by giving a 30-day notice, or giving one month’s salary in lieu of a notice, if the parties cannot agree to a modification of terms of the agreement.

Gaihong Li

Xi’an Baorun Industrial entered into an employment agreement with Ms. Gaihong Li to employ her as its chief financial officer, effective as of October 23, 2007. The current term of the agreement will expire on October 22, 2010, and may be renewed for an additional term of three years. Ms. Li receives a base monthly salary in an amount of $500. Xi’an Baorun Industrial also pays premiums for Ms. Li for pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations. Xi’an Baorun Industrial has a right to adjust the salary and welfare benefits of Ms. Li appropriately based on her capability, experience, attitude, performance, achievement, working-age and position as well as its salary and position adjustment policies and business conditions. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein. In connection with the agreement, Ms. Li also executed a confidentiality and non-competition agreement. In the event of a major change in objective circumstances, which includes the merger of Xi’an Baorun Industrial into another business entity, or the sale, or transfer by Xi’an Baorun Industrial of a substantial portion of its assets to others, Xi’an Baorun Industrial may terminate this agreement by giving a 30-day notice or giving one month’s salary in lieu of a notice, if the parties cannot agree to a modification of terms of the agreement. Ms. Li resigned as our chief financial officer as of May 12, 2009 and now acts as executive vice president and controller.

Albert C. Pu

Xi’an Baorun Industrial entered into an employment agreement with Mr. Pu on January 22, 2009 whereby the Company employed Mr. Pu as chief financial officer. The term of Mr. Pu’s employment is two years commencing from February 2, 2009. Mr. Pu receives an annual salary of $70,000, including an allowance for housing and social insurance, as well as reimbursement of reasonable out-of-pocket expenses and travel for business purposes. Mr. Pu also executed a confidentiality and non-competition agreement. In the event of a major change in objective circumstances, which includes the merger of Xi’an Baorun Industrial into another business entity, or the sale, or transfer by Xi’an Baorun Industrial of a substantial portion of its assets to others, Xi’an Baorun Industrial may terminate this agreement by giving a 30-day notice, or giving one month’s salary in lieu of a notice, if the parties cannot agree to a modification of terms of the agreement.

Assuming the employment of the Company’s named executive officers were to be terminated without cause or for good reason or in the event of change in control, as of December 31, 2009, none of the named executive officers would have been entitled to any cash payments.

Grants of Plan-Based Awards

As a smaller reporting we are not required to include this disclosure.

Outstanding Equity Awards at Fiscal Year-End

There were no equity awards outstanding as of December 31, 2009 for any of our named executive officers.

Compensation of Directors

The following table sets forth information regarding compensation of each director, other than named executive officers, for fiscal 2009.

FISCAL 2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Larry Goldman	25,000	–	–	*	–	–	–	25,000

Wenbing Christopher Wang	15,000	–	–	*	–	–	–	15,000

Junrong Guo	2,930	–	–		–	–	–	2,930

* Pursuant to the terms of Independent Director Agreements entered into with the Company in November 2008, each Mr. Goldman and Mr. Wang was entitled to an annual option grant to purchase 20,000 shares of common stock of the Company for fiscal 2009.  Those options were not granted until January 2010 and as a result, are not included in the table above.

Each of Messrs. Goldman, Wang and Guo entered into Independent Director Agreements with the Company in November 2008.  Pursuant to the terms of those agreements, Mr. Goldman shall receive $20,000 in cash annually and an annual option grant to purchase 20,000 shares of common stock of the Company, Mr. Wang shall receive $15,000 in cash annually and an annual option to purchase 20,000 shares of common stock of the Company, and Mr. Guo shall receive RMB 20,000 in cash annually. In addition, each of Mr. Goldman and Mr. Wang shall receive $1,000 for each director meeting attended by phone and $5,000 for each director meeting attended in person.  The exercise price of the annual option grants shall be equal to the fair market value of a share of the Company’s common stock on the date of the grant of the option and such options vest quarterly, in equal installments over the 12 months period from date of grant.

Certain Relationships and Related Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Particulars of significant transactions between the Company and related companies are disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

It is Company’s policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Sherb & Co., LLP as independent accountants for fiscal 2010.  Representatives of Sherb & Co., LLP are expected to be present at the 2010 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

In the event the stockholders fail to ratify the selection of Sherb & Co., LLP, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Services and Fees of Independent Accountants

Aggregate fees billed to the Company by Sherb & Co., LLP during the last two fiscal years were as follows:

Fees	2009	2008

Audit Fees	$107,800	$84,500

Audit Related Fees	$–	$–

Tax Fees	$–	$–

All Other Fees	$80,000	$–

Total	$187,800	$84,500

Audit Fees were for professional services rendered for the audit of the company’s annual financial statements, the review of quarterly financial statements and the preparation of statutory and regulatory filings.  Other fees were for professional services rendered for the public equity offering that was completed on November 4, 2009, and the underwriters’ exercise of the over-allotment options that was completed on November 18, 2009.

Pre-Approval of Services

The Audit Committee must pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All of the services described herein were approved by the Audit Committee pursuant to its pre-approval policies. None of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant’s full-time permanent employees. All services described under the caption Services and Fees of Independent Accountants were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

OTHER INFORMATION

The Company’s 2009 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to Xincheng Gao, Chief Executive Officer, China Integrated Energy, Inc., Dongxin Century Square, 7th Floor, Hi-Tech Development District, Xi’an, Shaanxi Province, People’s Republic of China, 710043.

Important Notice Regarding Availability of Proxy Materials

This proxy statement and Company’s 2009 annual report are available at Company’s website, www.chinaintegratedenergy.com.

Other Matters to Be Presented at the Annual Meeting

Company did not have notice of any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement.  The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Stockholder Proposals for Next Annual Meeting

Stockholder proposals intended to be included in the proxy statement for the 2011 annual meeting must be received by the Company by June 21, 2011.  The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s board of directors for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by September 4, 2011.

By Order of the Board of Directors,

/s/ Xincheng Gao
Xincheng Gao
Chief Executive Officer

October 8, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
CHINA INTEGRATED ENERGY, INC.
TO BE HELD ON NOVEMBER 18, 2010

___________, ____________, and ___________, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of  the shares of  capital stock of China Integrated Energy, Inc. that the undersigned would be entitled to vote, if personally present, at the 2010 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1 and 2.  The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.            ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Xincheng Gao
Gaihong Li
Larry Goldman
Wenbing Christopher Wang
Junrong Guo

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2.            RATIFICATION OF INDEPENDENT ACCOUNTANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: __________, 2010
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.